SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 12, 2009
Date of Report (Date of earliest event reported)
NOTIFY TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)
California	000-23025	77-0382248
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1054 S. De Anza Blvd., Suite 105 San Jose, CA 95129
(Address of principal executive offices)
(408) 777-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On May 7, 2009, Notify Technology Corporation (“Notify”) and Pecten Court Mountain View Associates, LLC entered into a commercial building lease agreement (the “Lease”).  The Lease provides for a three year lease by Notify of approximately 3,741 square feet in a building located in San Jose, California.  Base rent under the Lease is set at $8,043.15 per month, subject to annual increase as provided therein.  By the terms of the Lease, Notify’s existing lease for its current suite in the same building is cancelled.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

The following exhibit is furnished herewith:

10.35 Lease dated May 7, 2009, between Notify Technology Corporation and Pecten Court Mountain View Associates, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIFY TECHNOLOGY CORPORATION

Dated:  May 12, 2009

By:    /S/  Gerald W. Rice

Gerald W. Rice, Chief Financial Officer

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